SECOND AMENDED AND RESTATED SECURITY AGREEMENT

THIS SECOND AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”), dated as of February 1, 2012, is made by and among Protalex, Inc. a Delaware corporation, (the “Grantor”), and Niobe Ventures, LLC (the “Secured Party”) and amends and restates in its entirety the Amended and Restated Security Agreement dated as of December 2, 2009 by and between Grantor and Secured Party.

WHEREAS, the Grantor has issued to the Secured Party a senior secured convertible promissory note in the principal amount of Two Million Dollars ($2,000,000) dated February 11, 2011 (such note, as amended or modified from time to time, the “$2MM Note”).

WHEREAS, the Secured Party has made an additional loan to the Grantor and, in that connection, the Grantor has issued to the Secured Party a secured promissory note in the principal amount of One Million Dollar ($1,000,000) dated of even date herewith (such note, as amended or modified from time to time, the “New Note”).

WHEREAS, the Grantor and the Secured Party have agreed to execute and deliver this Agreement, among other things, to secure the obligations of the Grantor under the $2MM Note and the New Note (hereinafter collectively the “Notes”).

The Grantor and the Secured Party hereby agree as follows:

SECTION 1.      Definitions; Interpretation.

(a)                 As used in this Agreement, the following terms shall have the following meanings:

“Collateral” means the property described on Exhibit A attached hereto and all Negotiable Collateral and Intellectual Property to the extent not described on Exhibit A, except (i) to the extent any such property is nonassignable by its terms without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, applicable provisions of the New York Uniform Commercial Code as amended or supplemented from time to time.), or (ii) the granting of a security interest in such property is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

“Event of Default” has the meaning set forth in the Notes.

“Intellectual Property” means all of Grantor’s right, title, and interest in and to the following, except to the extent any security interest hereunder would cause any application for a Trademark to be deemed invalidated, canceled or abandoned due to the grant and/or enforcement of such security interest, including, without limitation, all U.S. trademark applications that are based on an intent-to-use, unless and until such time that the grant and/or enforcement of the security interest will not affect the status or validity of such trademark:

(a)	Copyrights, Trademarks and Patents;

(b)	and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;
(c)	and all design rights which may be available to Grantor now or hereafter existing, created, acquired or held;
(d)	and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;
(e)	licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;
(f)	amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and
(g)	proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

“Lien” means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien, or other type of preferential arrangement.

“Obligations” means the indebtedness, liabilities and other obligations of the Grantor to the Secured Party under Notes including without limitation, the unpaid principal of the Notes and all interest accrued thereon payable by the Grantor to the Secured Party thereunder or in connection therewith.

“Patents” means all patents, patent applications and like protections, including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Permitted Liens” mean: (i) Liens in favor of the Secured Party in respect of the Obligations hereunder; (ii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and which are adequately reserved for in accordance with GAAP; (iii) Liens of materialmen, mechanics, warehousemen, carriers or employees or other like Liens arising in the ordinary course of business and securing obligations either not delinquent or being contested in good faith by appropriate proceedings; (iv) Liens consisting of deposits or pledges to secure the payment of worker’s compensation, unemployment insurance or other social security benefits or obligations, or to secure the performance of bids, trade contracts, leases, public or statutory obligations, surety or appeal bonds or other obligations of a like nature incurred in the ordinary course of business; (v) easements, rights of way, servitudes or zoning or building restrictions and other minor encumbrances on real property and irregularities in the title to such property which do not in the aggregate materially impair the use or value of such property or risk the loss or forfeiture of title thereto; and (vi) Liens upon or in any equipment now or hereafter acquired or held by the Grantor to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing or refinancing the acquisition of such equipment, provided that the Lien is confined solely to the equipment so acquired and accessions thereon and proceeds thereof.

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“Person” means an individual, corporation, partnership, joint venture, trust, unincorporated organization, governmental agency or authority, or any other entity of whatever nature.

“Trademarks” means any trademark and service mark rights, whether registered or not, applications to register and registrations of the same and like protections, and the parts of the goodwill of the business connected with the use of and symbolized by such marks.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York.

(b)                 Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

(c)                 In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (ii) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement; (iii) the words “hereof,” “herein,” “hereto,” “hereunder” and the like mean and refer to this Agreement as a whole and not merely to the specific Article, Section, subsection, paragraph or clause in which the respective word appears; (iv) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation;” and (v) the term “or” shall not be limiting.

SECTION 2.      Security Interest.

(a)                 Subject to the Permitted Liens, as security for the payment and performance of the Obligations, the Grantor hereby pledges, assigns and grants to the Secured Party a security interest in all of the Grantor’s right, title and interest in, to and under all of the Collateral (other than as set forth in Section 2(b) hereof).

(b)                 Notwithstanding the foregoing, except for fixtures (to the extent covered by Article 9 of the UCC), such grant of a security interest shall not extend to, and the term “Collateral” shall not include, any asset which would be real property under the law of the jurisdiction in which it is located.

(c)                 This Agreement shall create a continuing security interest in the Collateral that shall remain in effect until terminated in accordance with the provisions hereof.

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SECTION 3.      Financing Statements, Etc. The Grantor hereby authorizes the Secured Party to file (with a copy thereof to be provided to the Grantor contemporaneously therewith), at any time and from time to time thereafter, all financing statements, financing statement assignments, continuation financing statements, and UCC filings, in form reasonably satisfactory to the Secured Party. The Grantor shall execute and deliver and shall take all other action, as the Secured Party may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the security interest of the Secured Party in the Collateral (subject to the terms hereof) and to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, the Grantor ratifies and authorizes the filing by the Secured Party of any financing statements filed prior to the date hereof that accomplish the purposes of this Agreement.

SECTION 4.      Representations and Warranties. The Grantor represents and warrants to the Secured Party that:

(a) Grantor is a business entity duly formed, validly existing and in good standing under the law of the jurisdiction of its organization and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(b) The execution, delivery and performance by the Grantor of this Agreement has been duly authorized by all necessary corporate action of the Grantor, and this Agreement constitutes the legal, valid and binding obligation of the Grantor, enforceable against the Grantor in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally, as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) Except for the filing of appropriate financing statements, no authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority or agency, or approval or consent of any other Person, is required for the due execution, delivery or performance by the Grantor of this Agreement unless the same has already been obtained or is being obtained simultaneously in connection herewith.

(d) This Agreement creates a security interest that is enforceable against the Collateral in which the Grantor now has rights and will create a security interest that is enforceable against the Collateral in which the Grantor hereafter acquires rights at the time the Grantor acquires any such rights.

(e) The Grantor has the right and power to grant the security interests in the Collateral to the Secured Party in the Collateral, and the Grantor is the sole and complete owner of the Collateral, free from any Lien other than the Permitted Liens.

SECTION 5.      Covenants of the Grantor. Until this Agreement has terminated in accordance with the terms hereof, the Grantor agrees to do the following:

(a)                 The Grantor shall give prompt written notice to the Secured Party (and in any event not later than ten (10) days following any change described below in this subsection) of: (i) any change in the Grantor’s name; (ii) any changes in the Grantor’s identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; or (iii) any change in jurisdiction of organization; provided that the Grantor shall not locate any Collateral outside of the United States nor shall the Grantor change its jurisdiction of organization to a jurisdiction outside of the United States.

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(b)                 The Grantor shall not surrender or lose possession of, sell, lease, rent or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except in the ordinary course of business consistent with past practice and except to the extent of equipment that is obsolete or no longer useful to its business.

(c)                 The Grantor shall keep the Collateral free of all Liens except the Permitted Liens.

SECTION 6.      Collection of Accounts. The Grantor shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the accounts and other rights to payment.

SECTION 7.      Authorization; Secured Party Appointed Attorney-in-Fact. The Secured Party shall have the right, to, in the name of the Grantor, or in the name of the Secured Party or otherwise, upon notice to, but without the requirement of assent by the Grantor, and the Grantor hereby constitutes and appoints the Secured Party (and any employees or agents designated by a Secured Party) as the Grantor’s true and lawful attorney-in-fact, with full power and authority to: (i) assert, adjust, sue for, compromise or release any claims under any policies of insurance; and (ii), execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of the Grantor, that such Secured Party may deem necessary or advisable to maintain, protect, realize upon and preserve the Collateral and the Secured Party’s security interests therein and to accomplish the purposes of this Agreement. The Secured Party agrees that, except upon and during the continuance of an Event of Default, it shall not exercise the power of attorney, or any rights granted to the Secured Party under this Section 7. The foregoing power of attorney is coupled with an interest and is irrevocable so long as the Obligations have not been indefeasibly paid and performed in full and the commitments not terminated. The Grantor hereby ratifies, to the extent permitted by law, all that the Secured Party shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.

SECTION 8.      Remedies.

(a)                 Upon the occurrence and during the continuance of an Event of Default, the Secured Party shall have, in addition to all other rights and remedies granted to the Secured Party in this Agreement or the Notes, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Secured Party may sell, resell, lease, use, assign, license, sublicense, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of Grantor’s assets, without charge or liability to any Secured Party therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as the Secured Party deem advisable; provided, however, that the Grantor shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Secured Party. Each Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption the Grantor hereby releases, to the extent permitted by law. The Grantor hereby agrees that the sending of notice by ordinary mail, postage prepaid, to the address of the Grantor set forth herein or subsequent address that the Grantor provides to the Secured Party in writing, of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof if such notice is sent ten (10) business days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition may occur.

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(b)                 The cash proceeds actually received from the sale or other disposition or collection of the Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein shall be applied first, to the payment of the reasonable costs and expenses of the Secured Party in exercising or enforcing their rights hereunder and in collecting or attempting to collect any of the Collateral, and to the payment of all other amounts payable to the Secured Party pursuant to Section 12 hereof; and second, to the payment of the Obligations. Any surplus thereof that exists after payment and performance in full of the Obligations shall be promptly paid over to the Grantor or otherwise disposed of in accordance with the UCC or other applicable law. The Grantor shall remain liable to the Secured Party for any deficiency that exists after any sale or other disposition or collection of the Collateral.

SECTION 9.      Certain Waivers.

(a)     The Grantor waives, to the fullest extent permitted by law: (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Obligations; (ii) any right to require the Secured Party to: (A) proceed against any Person, (B) exhaust any other collateral or security for any of the Obligations, (C) pursue any remedy in the Secured Party’s power or (D) except as provided herein or in any of the Notes, make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages and demands against the Secured Party arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

SECTION 10.  Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested or by facsimile, with confirmation as provided above addressed as follows:

If to Grantor:

Protalex, Inc.

133 Summit Avenue, Suite 22,

Summit, NJ 07901

Attention: Chief Financial Officer

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With copies to:

Morse, Zelnick, Rose & Lander LLP

405 Park Avenue,

Suite 1401

New York, NY 10022

Attention: Kenneth S. Rose, Esq.

Fax: 212-208-6809

If to the Secured Party:

Niobe Ventures, LLC

c/o Arnold P. Kling

410 Park Avenue, Suite 1710

New York, NY 10022

Attention: Arnold Kling, Managing Member

Fax: 212-713-1818

With a copy to:

Morse, Zelnick, Rose & Lander LLP

405 Park Avenue, Suite 1401

New York, NY 10022

Attention: Kenneth S. Rose, Esq.

Fax: 212-208-6809

SECTION 11.  No Waiver; Cumulative Remedies. No failure on the part of the Secured Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Secured Party.

SECTION 12.  Costs and Expenses. The Grantor agrees to pay all reasonable costs and expenses of the Secured Party, in connection with the enforcement and preservation of any rights or interests under, this Agreement and the protection, sale or collection of, or other realization upon, any of the Collateral, including all reasonable expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling or the like and other such expenses of sales and collections of the Collateral.

SECTION 13.  Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Grantor, the Secured Party and their respective successors and assigns.

SECTION 14.  Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without regard to principles of conflict of laws.

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SECTION 15.  Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the Grantor and the Secured Party. Notwithstanding the foregoing, this Agreement may not be amended and any term hereunder may not be waived with respect to any Secured Party without the written consent of such Secured Party unless such amendment or waiver applies to all Secured Party in the same fashion.

SECTION 16.  Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid, legal and enforceable under all applicable laws and regulations. If, however, any provision of this Agreement shall be invalid, illegal or unenforceable under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be invalid, illegal or unenforceable only to the extent of such invalidity, illegality or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality or enforceability of such provision in any other jurisdiction.

SECTION 17.  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 18.  Termination. Upon the payment and performance in full of all Obligations, this Agreement shall terminate and the Secured Party shall promptly, at the cost of the Grantor, execute and deliver to the Grantor such documents and instruments reasonably requested by the Grantor as shall be necessary to evidence termination of all security interests given by the Grantor to the Secured Party hereunder; provided, however, that the obligations of the Grantor under Section 12 hereof shall survive such termination.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

GRANTOR:

PROTALEX, INC.

By:/s/ Kirk M. Warshaw
Kirk M. Warshaw, Chief Financial Officer

NIOBE VENTURES, LLC

By: /s/ Arnold P. Kling
Arnold P. Kling, Manager

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EXHIBIT A

COLLATERAL DESCRIPTION ATTACHMENT TO SECOND AMENDED AND RESTATED SECURITY AGREEMENT

DEBTOR PROTALEX, INC., a Delaware corporation

SECURED PARTY: Niobe Ventures, LLC

All personal property of Grantor (herein referred to as “Grantor” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located including, without limitation:

(a)	all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Grantor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; provided that notwithstanding the foregoing, "Collateral" shall not include more than 65% of the stock of any subsidiary that is not incorporated, formed or organized under the laws of the United States, any state thereof or the District of Columbia (a "Foreign Subsidiary"), or more than 65% of the stock of any subsidiary substantially all of the assets of which are stock in Foreign Subsidiaries;
(b)	all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the foregoing, or any parts thereof or any underlying or component elements of any of the foregoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Secured Party to sue in their own name and/or in the name of the Debtor for past, present and future infringements of copyright;
(c)	all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Party to sue in their own name and/or in the name of the Debtor for past, present and future infringements of trademark;
(d)	all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Secured Party for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing; and
(e)	any and all cash proceeds and/or non-cash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the New York Uniform Commercial Code, as amended or supplemented from time to time.